                                                                         EX 99.6

                     ORLEANS TITLE INSURANCE AGENCY, L.L.C.
                       201 ST. CHARLES AVENUE, SUITE 3201
                 NEW ORLEANS, LOUISIANA 70170 - (504) 582-1199

SETTLEMENT FILE: 5330.2                       SETTLEMENT DATE: February 22, 2006

SELLER: 402 Julia Street Associates Limited Partnership

PURCHASER: The Lofts Partners, L.L.C.

PROPERTY: The Lofts Condominiums, 402 Julia Street, New Orleans, Louisiana

                          SELLER'S SETTLEMENT STATEMENT

                                                   DEBIT           CREDIT
                                               -------------   -------------
CONTRACT SALES PRICE:                                          $1,800,000.00
TAX PRORATA DUE TO PURCHASER
   2006 real estate City of New Orleans
   for period 01/01/06 to 2/23/06              $    1,113.53
MORTGAGE PAYOFF TO COLUMN GUARANTEED, L.L.C.   $1,035,108.79
THE STEEG LAW FIRM, L.L.C. - FEES
   vendors closing fee                         $    2,000.00
THE STEEG LAW FIRM, L.L.C. - COSTS
   Conveyance, Mortgage, and tax researches       WAIVED
CITY OF NEW ORLEANS
   Documentary Transaction Tax                 $    3,000.00
BUILDING REPAIRS                               $   70,000.00
SUBTOTALS                                      $1,111,222.32   $1,800,000.00
                                               =============   =============
BALANCE DUE TO SELLER AT CLOSING               $  688,777.68
                                               -------------

We acknowledge receipt of a copy of this settlement statement, acknowledge same to be correct, authorize the Disbursement/Settlement Agent to make expenditures and disbursements as shown on this settlement statement, and approve same for payment.

                                        402 JULIA STREET ASSOCIATES LIMITED
                                        PARTNERSHIP, A DELAWARE LIMITED
                                        PARTNERSHIP


                                        BY ITS GENERAL PARTNERS:

                                        HISTORIC PRESERVATION PROPERTIES 1989
                                        LIMITED PARTNERSHIP, A DELAWARE
                                        LIMITED PARTNERSHIP


                                        BY: BOSTON HISTORIC PARTNERS LIMITED
                                            PARTNERSHIP, ITS GENERAL PARTNER


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

                                        BY: PORTFOLIO ADVISORY SERVICES,
                                        INC., ITS GENERAL PARTNER


                                        BY: /s/ TERRENCE P. SULLIVAN
                                            ------------------------------------
                                            TERRENCE P. SULLIVAN,
                                            PRESIDENT


                                        ----------------------------------------
                                        HENRY M. LAMBERT


                                        ----------------------------------------
                                        R. CAREY BOND

DISBURSEMENT/SETTLEMENT/CLOSING AGENT
ORLEANS TITLE INSURANCE AGENCY, L.L.C.


BY:
    ---------------------------------
    RANDY OPOTOWSKY

DATE: February       , 2006
               ------


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